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Exhibit 24

POWER OF ATTORNEY

        Each of the undersigned directors and/or officers of Carbon Energy Corporation (the "Company") hereby authorizes Patrick R. McDonald and Kevin D. Struzeski, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company's annual report on Form 10-K, for the fiscal year ended December 31, 2001, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature	Title	Date

/s/ PATRICK R. MCDONALD Patrick R. McDonald	Director, President and Chief Executive Officer	March 22, 2002
/s/ KEVIN D. STRUZESKI Kevin D. Struzeski	Treasurer and Chief Financial Officer	March 22, 2002
/s/ CORTLANDT S. DIETLER Cortlandt S. Dietler	Director	March 28, 2002
/s/ DAVID H. KENNEDY David H. Kennedy	Director	March 29, 2002
/s/ BRYAN H. LAWRENCE Bryan H. Lawrence	Director	March 28, 2002
/s/ PETER A. LEIDEL Peter A. Leidel	Director	March 28, 2002
/s/ HARRY A. TRUEBLOOD, JR. Harry A. Trueblood, Jr.	Director	March 28, 2002

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  Exhibit 24
POWER OF ATTORNEY